UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2026

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
4.125% Senior Notes due 2029	PVH29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of PVH Corp. (the “Company”) held on June 18, 2026 (the “2026 Annual Meeting”), stockholders of the Company approved the proposal to approve amendments to the Company’s Stock Incentive Plan, as amended (the “Plan”), to (i) add 1,068,000 additional shares to the pool of shares of common stock, $1.00 par value, of the Company (the “Common Stock”) available for issuance under the Plan and (ii) modify the method of counting shares underlying full value awards for purposes of the limits on awards that may be granted under the Plan so that each share underlying awards of restricted stock units and performance share units (and restricted stock and other stock-based awards) granted on or after June 18, 2026 is counted as 1.72 shares (instead of 1.6 shares, which was the prior method).

The Plan is attached as Exhibit 10.1 to this Report and is incorporated herein by reference. A summary description of the plan appears below.

The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future subsidiaries, to attract new individuals to enter into such employment or service, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Plan permits the grant of (1) nonqualified stock options, (2) incentive stock options, (3) restricted stock, (4) restricted stock units, (5) stock appreciation rights (“SARs”), (6) performance shares, (7) performance share units, and (8) other stock-based awards (collectively, “Awards”). The Plan terminates on April 29, 2030 (or such earlier date as may be determined by the Board); however, outstanding awards granted under the Plan prior to its expiration do not terminate until the respective termination dates provided for in such awards.

The Plan is administered by the Compensation Committee of the Board (the Compensation Committee or such other committee that the Board may designate to administer the Plan is referred to herein as the “Committee”). Subject to the provisions of and limitations set forth in the Plan, the Committee has the authority to (1) select the people to whom Awards are to be granted, (2) determine whether and to what extent Awards are to be granted, (3) determine the size and type of Awards, (4) approve forms of Award agreements, which may include provisions stating that employment for a specified period will not be required for vesting of an Award upon the occurrence of the death, disability, retirement or qualifying termination of a participant as set forth in an Award agreement (or otherwise provided for in a participant’s employment agreement with the Company or any of its subsidiaries), (5) determine the terms and conditions applicable to Awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) amend any outstanding Award, (8) construe and interpret the Plan and any Award agreement and apply its provisions, and (9) take any other actions deemed necessary or advisable for the administration of the Plan. The Committee may delegate its authority, to the extent permitted by applicable law, including its authority to grant Awards to participants, other than participants who are “insiders” subject to Section 16 of the Securities Exchange Act of 1934. All decisions, interpretations and other actions of the Committee are final and binding, including on the Company, its subsidiaries, employees, directors, consultants and their estates and beneficiaries.

The number of shares of Common Stock that may be issued under the Plan is 24,493,589. Any of the shares available for issuance under the Plan may be used for any type of Award under the Plan. The shares issued pursuant to Awards may be authorized but unissued shares or treasury shares. For purposes of making grants and calculating the usage of shares under the Plan, each share underlying a stock option or a SAR) is counted as one share, each share underlying a combination of a SAR and a stock option where the exercise of the stock option or SAR results in cancellation of the other, is counted as one share, and each share underlying a grant of restricted stock, restricted stock units, performance shares, performance share units or other stock-based Award is counted as two shares if granted prior to June 22, 2023, as 1.6 shares if granted on or after June 22, 2023 and prior to June 18, 2026 and as 1.72 shares if granted on or after June 18, 2026. The maximum aggregate number of shares with respect to which Awards may be granted in any calendar year to any one participant who is not a director is 1,000,000.

The maximum aggregate number of shares with respect to which Awards may be granted during any 12-month period to any one director in respect of the director’s service as a member of the Board or a committee of the Board is limited to a number that, combined with any cash fees or other compensation paid to such director during such 12-month period in respect of the director’s service on the Board or a committee of the Board, does not exceed $750,000 in total value. The Board may make exceptions to this limit for the independent director who is serving as Chair or presiding director, as applicable, provided that the director receiving such additional compensation may not participate in the decision to award such compensation.

Under the Plan, the per share exercise price of any stock option cannot be less than the fair market value of the Common Stock on the date of grant, which is (i) the closing sale price of a share of the Common Stock on the New York Stock Exchange on the date of determination or (ii) if there is no sale of shares on that date, the closing sale price of a share of the Common Stock on the last trading date on which sales were reported on the New York Stock Exchange. Each stock option granted under the Plan will be evidenced by an Award agreement that will specify the exercise price, the term of the stock option, the number of shares to which the stock option pertains, and such other terms and conditions as the Committee determines. In no event may a stock option granted under the Plan be exercised more than ten years after the date of grant. Optionees will not have any rights to dividend equivalents. Payment for shares issued upon exercise of a stock option generally may be made in cash, by delivery of shares of Common Stock owned by the optionee, or by any other method permitted by the Committee or combination of permitted payment methods. Each stock option granted will have a minimum three-year restriction period, which may at the discretion of the Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s “qualifying termination” during the two-year period following the occurrence of a “change in control” or “subsidiary disposition” (as such terms are defined in the Plan). In no event may the vesting of an Award of stock options occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of shares of Common Stock authorized for issuance under the Plan.

Each SAR grant will be evidenced by an Award agreement that will specify the exercise price, the term of the SAR and such other terms and conditions as the Committee determines. The grant price of SARs may not be less than 100% of the fair market value of the Common Stock on the date of grant. SARs granted under the Plan expire as determined by the Committee, but in no event later than ten years from the date of grant. Grantees will not have any rights to dividend equivalents. Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of the Common Stock on the date of exercise over the grant price and (ii) the number of shares of Common Stock for which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, by delivery of shares of Common Stock owned by the grantee or in some combination thereof. Each SAR granted will have a minimum three-year restriction period, which may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition. In no event may the vesting of an Award of SARs occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of shares of Common Stock authorized for issuance under the Plan.

Each restricted stock or restricted stock unit grant will be evidenced by an Award agreement that will specify the periods of restriction, the number of shares of restricted stock or the number of restricted stock units granted, and such other terms and conditions as the Committee determines. The initial value of a share of restricted stock or a restricted stock unit will equal the fair market value of the Common Stock on the date of grant. Awards of restricted stock and of restricted stock units will have a minimum three-year restriction period, which may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition. In no event may the vesting of an Award of restricted stock or restricted stock units occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of shares of Common Stock authorized for issuance under the Plan. In the Committee’s discretion, holders of restricted stock may be credited with dividends with respect to all shares held, and holders of restricted stock units may receive dividend equivalents, as provided in the applicable Award agreement. Dividends credited to holders of restricted stock will be paid to the holders only if and when the underlying shares of restricted stock vest. Dividend equivalents credited to holders of restricted stock units will be paid to the holders only if and when the underlying restricted stock units are settled. Restricted stock units (and any dividend equivalents) may be settled in shares of Common Stock, cash or a combination thereof, in the Committee’s discretion.

Each performance share and performance share unit grant will be evidenced by an Award agreement that will specify the applicable performance period(s) and performance measure(s), the number of performance shares or performance share units granted and such other terms and conditions as the Committee determines. The initial value of each performance share and each performance share unit will equal the fair market value of a share of the Common Stock on the date of grant. An Award of performance shares or performance share units will have a minimum three-year restriction period, which may at the discretion of the Committee lapse on a prorated, graded or cliff basis, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition. In no event may the vesting of an Award of performance shares or performance share units occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of shares of Common Stock authorized for issuance under the Plan. Performance shares and performance share units may not provide participants with the right to receive dividends or dividend equivalents. Earned performance shares or performance share units may be settled in shares of Common Stock, in cash or a combination thereof, in the Committee’s discretion.

The Committee has the right to grant other stock-based Awards that may include, without limitation, grants of shares of Common Stock based on the attainment of performance goals, payment of shares of Common Stock as a bonus in lieu of cash based on performance goals, and the payment of shares of Common Stock in lieu of cash under the Company’s other incentive or bonus programs. The Committee has the discretion to determine the vesting of any such Award, provided that, except upon a termination of employment or a participant’s qualifying termination during the two-year period following the occurrence of a change in control or subsidiary disposition, there will be a minimum vesting period of three years for all Awards, which may in the Committee’s discretion lapse on a prorated, graded or cliff basis. In no event may the vesting of a stock-based Award occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of shares of Common Stock authorized for issuance under the Plan.

The Committee may specify that the attainment of one or more of the performance measures set forth below will determine the degree of granting, vesting and/or payout with respect to performance shares, performance share units or other performance-based Awards. The performance goals to be used for such Awards will be based on one or more of the following performance measures or such other performance measures as the Committee may determine: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, and goals relating to environmental, social and governance criteria. The targeted level or levels of performance with respect to the performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the selected performance measure(s) will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, Management’s Discussion and Analysis or other filings with the Securities Exchange Commission.

Any Award granted pursuant to the Plan will be subject to mandatory repayment to the Company by the participant who holds such Award (i) to the extent set forth in the Plan or an Award agreement or (ii) to the extent the participant is, or in the future becomes, subject to (A) any Company “clawback” or recoupment policy or (B) any law, rule, requirement or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

An Award granted under the Plan generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner. Awards can be transferred by will or by the laws of descent or distribution. In addition, an Award agreement for an Award other than incentive stock options can provide for the Award to be transferred for no consideration to a member of the grantee’s immediate family.

In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification Topic 718 (f/k/a Financial Accounting Standards No. 123R)), such as a stock dividend, stock split,

spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee must cause an equitable adjustment in the number and kind of shares that may be delivered under the Plan, in the individual Award limits, and, with respect to outstanding Awards, in the number and kind of shares subject to outstanding Awards, the exercise price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. In such a case, unless otherwise determined by the Committee, the number of shares subject to any Award will always be rounded down to a whole number. Any adjustment made by the Committee is conclusive.

If a qualifying termination of a participant’s employment occurs during the two-year period following a change in control, all outstanding stock options and SARs will become immediately exercisable, and any period of restriction or other restrictions imposed on restricted stock, restricted stock units, performance share units or other stock-based Awards will lapse. In addition, all incomplete performance periods in respect of Awards of performance shares, performance share units and each other performance-based Award will end on the date of the change in control and the performance goals applicable to such Awards will be deemed satisfied based on the level of performance achieved as of the date of the change in control, if determinable, or at the target level, if not determinable. Notwithstanding the foregoing, if less than 50% of the relevant performance period has elapsed as of the date of the change in control, then the performance goals applicable to such Award will be deemed satisfied at the target level. Each performance-based Award will thereafter become a time-based Award and will vest and become payable to the participant on the earlier to occur of the participant’s qualifying termination during the two-year period following the occurrence of the change in control and the date the Award otherwise vests in accordance with the Award agreement.

In the event of a change in control in which outstanding Awards are not assumed or continued:

(i) all outstanding stock options and SARs will be terminated and participants will receive, for each share subject to the stock options or SARs held, cash equal to the excess of the fair market value of Common Stock immediately prior to the occurrence of the change in control over the option exercise price or the SAR grant price, as applicable;

(ii) all outstanding restricted stock, restricted stock units and other stock-based Awards will be terminated and participants will receive, for each share subject to an Award, cash equal to the fair market value of Common Stock immediately prior to the occurrence of the change in control; and

(iii) all outstanding performance shares, performance share units and other performance-based Awards will be terminated and participants will receive, for each share subject to an Award, cash equal to the fair market value of Common Stock immediately prior to the occurrence of the change in control. Each performance share, performance share unit and other performance-based Award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid based on the level of performance achieved as of the date of the change in control, if determinable, or at the target level, if not determinable. Notwithstanding the foregoing, if less than 50% of the relevant performance period has elapsed as of the date of the change in control, then the performance goals applicable to such Award will be deemed satisfied at the target level.

The Committee has the authority to provide for automatic full vesting and exercisability of Awards held by certain participants affected by a subsidiary disposition.

With respect to Awards (or portions of Awards) that are considered deferred compensation under Section 409A of the Internal Revenue Code and any related regulations or other guidance promulgated thereunder (“Section 409A”), if an event or condition constituting a change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A), the event or condition will continue to constitute a change in control solely with respect to vesting of the Awards (or portion thereof) or a lapse of any applicable restrictions on Awards, and not for purposes of determining whether the settlement or payment of an Award (or portion thereof) will be accelerated under the Plan.

The effect that the termination of a participant’s employment due to death or retirement has upon the vesting of an Award is dictated by the terms of the agreement relating to such Award.

Item 5.07. Submission of Matters to a Vote of Security Holders.

There were present in person or by proxy at the 2026 Annual Meeting holders of 43,142,296 shares of the Company’s common stock. These shares present represented approximately 94% of the shares of common stock eligible to be voted at the meeting. The holders of the common stock voted on the matters reported below.

The following directors were elected to serve for a term of one year:

	For	Against	Abstain	Broker Non-Votes
Jesper Andersen	40,173,715	38,329	369,623	2,560,629
Ajay Bhalla	40,054,965	157,163	369,539	2,560,629
Michael M. Calbert	39,802,184	404,876	374,607	2,560,629
Brent Callinicos	39,807,323	396,339	378,005	2,560,629
George Cheeks	39,994,316	218,000	369,351	2,560,629
Kate Gulliver	40,168,581	43,791	369,295	2,560,629
Stefan Larsson	40,040,012	172,264	369,391	2,560,629
G. Penny McIntyre	39,942,612	265,868	373,187	2,560,629
Amy McPherson	37,143,869	3,064,879	372,919	2,560,629
Amanda Sourry	39,783,926	423,696	374,045	2,560,629

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved. The vote was: FOR – 37,965,611; AGAINST – 2,181,842; ABSTAIN – 434,214; and there were 2,560,629 broker non-votes.

The proposal to approve the amendments to the Plan was approved. The vote was: FOR – 38,004,923; AGAINST – 2,179,656; ABSTAIN – 397,088; and there were 2,560,629 broker non-votes.

The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was: FOR – 41,888,934; AGAINST – 866,051; and ABSTAIN – 387,311. There were no broker non-votes for this proposal.

Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	PVH Corp. Stock Incentive Plan, as amended and restated effective June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.
(Registrant)

By: /s/ Mark D. Fischer
Name: Mark D. Fischer
Title: Executive Vice President, General
Counsel and Secretary

Date: June 24, 2026